Exhibit 10.1

Form of Restricted Stock Award

     RESOLVED, that the Company issue to _________  ______restricted shares of the Common Stock of the Company, $1.00 par value per share (the “Restricted Shares”) under the Company’s 2002 Director & Officer Long-Term Incentive Plan, of which ______ shares are to vest on _________ in the years ______ and ______ and ______ are to vest on _________ subject to continued employment with the Company;

     RESOLVED FURTHER, that if ______ does not remain employed by the Company other than by death or disability, the Restricted Shares shall be forfeited to the Company to become treasury shares of the Company;

     RESOLVED FURTHER, that in the event ______ does not remain employed by the Company due to his disability, all Restricted Shares shall immediately vest;

     RESOLVED FURTHER, that upon the death of the employee while in active service, all Restricted Shares shall immediately vest with the estate of the deceased being the beneficiary;

     RESOLVED FURTHER, that pending vesting of the Restricted Shares, ______ shall be entitled to dividends paid with respect to the Restricted Shares;

     RESOLVED FURTHER, that the Restricted Shares shall be issued pursuant to the 2002 Director & Officer Long-Term Incentive Plan of the Company and are subject to and governed by the additional terms and conditions of that Plan, including (without limitation) the change of control provisions of Section 16 of the Plan;

     RESOLVED FURTHER, that when the Restricted Shares are issued and delivered to ______, they shall be fully paid and non-assessable and subject to the conditions described above;

     RESOLVED FURTHER, that the proper officers of the Company be, and each of them hereby is, authorized to prepare, execute, deliver and perform such agreements, documents, certificates and other instruments and take such other action, in the name and on behalf of the Company, as each of such officers, in the officer’s discretion, shall deem necessary or advisable to carry out the intent of the foregoing resolutions and the transactions contemplated thereby, the taking of such action and the preparation, execution, delivery and performance of any such agreements, documents, certificates and other instruments or the performance of any such act shall be conclusive evidence of the approval of this Board of Directors thereof and all matters relating thereto; and

     RESOLVED FURTHER, that any and all actions taken by or on behalf of the officers of the Company prior to the adoption of these resolutions that are within the authority conferred hereby are hereby in all respects ratified, confirmed and approved.